Exhibit 99.1

FOXWAYNE ENTERPRISES ACQUISITION CORP. ANNOUNCES CHANGE OF SPECIAL MEETING DATE AND INCREASE IN ITS CONTRIBUTION TO THE TRUST ACCOUNT FOR EXTENSION PROPOSAL

NEW YORK, November 29, 2022 /PRNewswire/ -- FoxWayne Enterprises Acquisition Corp. (“FoxWayne” or the “Company”) (Nasdaq: “FOXW”, “FOXWU”, “FOXWW”) announced today that its special meeting of stockholders (the “Special Meeting”) originally scheduled for Wednesday, November 30, 2022, is being postponed to Tuesday December 13, 2022. At the Special Meeting, stockholders will be asked to vote on the following proposals: (1) a proposal to approve an amendment (the “Extension Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation to extend the date by which the Company must consummate a business combination for three months, from January 22, 2023 (the “Original Termination Date”) to April 22, 2023 (the “Extended Date”), and (ii) allow the Company, without another stockholder vote, to elect to extend the date to consummate a business combination for three months after the Extended Date, to July 22, 2023, for a total of up to six months after the Original Termination Date (the “Additional Extension Date”) (the “Extension Proposal”) and (2) a proposal to approve the adjournment of the Special Meeting by the chairman thereof to a later date, if necessary, under certain circumstances, including, but not limited to, for the purpose of soliciting additional proxies in favor of the Extension Proposal, in the event the Company does not receive the requisite stockholder vote to approve the Extension Proposal.

As a result of this change, the Meeting will now be held at 12:00 p.m., Eastern Time, on December 13, 2022, via a live webcast at www.virtualshareholdermeeting.com/FOXW2022SM. Also, as a result of this change, the Company has extended the deadline for holders of the Company’s Class A common stock issued in the Company’s initial public offering to submit their shares for redemption in connection with the Extension Proposal to Thursday, December 8, 2022.

In addition to the foregoing, the Company will increase its deposit contribution to the Company’s trust account from $0.02 to $0.045 for each unit or share of the Company’s Class A common stock in the case of units that have separated, in connection with the stockholder vote to approve the Extension Proposal. Specifically, the Company has agreed that if the Extension Proposal is approved, prior to filing the Extension Amendment, it will deposit (each deposit being referred to herein as a “Deposit”) into the trust account up to $60,465.51. After the Extended Date, the Company will Deposit up to an additional $60,465.51 into the trust account for the period that is needed by the Company to complete an initial business combination between the Extended Date and the Additional Extension Date. Accordingly, if the Extension Proposal is approved, the Extension Amendment is filed and the Company takes the full time through the Extended Date to complete an initial business combination, the redemption amount per share at the meeting for such business combination or the Company’s subsequent liquidation will be approximately $10.22 per share (without taking into account any interest in excess of accrued interest in the Company’s trust account that may be used to pay the Company’s taxes), in comparison to the current redemption amount of approximately $10.175 per share (without taking into account any interest in excess of accrued interest in the Company’s trust account that may be used to pay the Company’s taxes).

Any Deposit is conditioned upon the implementation of the Extension Proposal. No Deposit will be made if the Extension Proposal is not approved or is not completed. The Company will have the sole discretion whether to continue extending the date by which it must consummate a business combination to the Extended Date or the Original Extension Date. If the Company opts not to extend the date by which it must consummate a business combination, the Company will liquidate and dissolve in accordance with its charter.

The Company plans to continue to solicit proxies from stockholders during the period prior to the Special Meeting. Only the holders of the Company’s Class A common stock and Class B common stock as of the close of business on October 21, 2022, the record date for the Special Meeting, are entitled to vote at the Special Meeting.

Additional Sponsor Assurances

Enterprises Acquisition Sponsor LLC, the sponsor of the Company (the “Sponsor”), intends to support the Company in the wake of a new potential excise tax that may be levied on stockholder redemptions in 2023.

Specifically, on August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax (the “Excise Tax”) on certain repurchases (including redemptions) of stock by publicly traded domestic (i.e., U.S.) corporations and certain domestic subsidiaries of publicly traded foreign corporations. The excise tax is imposed on the repurchasing corporation itself, not its stockholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. The IR Act applies only to repurchases that occur after December 31, 2022.

Any redemption that occurs as a result of the Extension Proposal would occur before December 31, 2022, and therefore, currently, the Company would not be subject to the excise tax as a result of any redemptions in connection with the Extension Proposal. However, any redemption or other repurchase that occurs after December 31, 2022, in connection with an initial business combination or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with an initial business combination would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the initial business combination, (ii) the structure of the initial business combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with the initial business combination (or otherwise issued not in connection with the initial business combination but issued within the same taxable year of the initial business combination) and (iv) the content of regulations and other guidance from the U.S. Department of the Treasury. In addition, because the excise tax would be payable by the Company, and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined.

To mitigate the current uncertainty surrounding the implementation of the IR Act, in the event that the Extension Proposal is implemented, the Sponsor intends to indemnify the Company for any excise tax liabilities resulting from the implementation of the IR Act with respect to any future redemptions that occur after December 31, 2022. For the avoidance of doubt, the proceeds placed in the Company’s trust account and the interest earned thereon shall not be used to pay for any excise tax due under the IR Act in connection with any redemptions of the Company’s Class A common stock prior to or in connection with its initial business combination.

About FoxWayne

FoxWayne is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. FoxWayne is led by Chairman and Chief Executive Officer, Robb Knie.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, uncertainties relating to the Company’s stockholder approval of the Extension Proposal, its inability to complete an initial business combination within the required time period or, and other risks and uncertainties indicated from time to time in filings with the SEC, including FoxWayne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 under the heading “Risk Factors” and other documents FoxWayne has filed, or will file, with the Securities and Exchange Commission (“SEC”). Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. FoxWayne expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in FoxWayne’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Participants in the Solicitation

FoxWayne and its directors, executive officers, other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from the securityholders of FoxWayne in favor of the approval of the Extension Proposal. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of FoxWayne’s directors and officers in the definitive proxy statement dated November 3, 2022 (the “Extension Proxy Statement”), which may be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Extension Proposal. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Additional Information and Where to Find It

FoxWayne urges investors, stockholders and other interested persons to read the Extension Proxy Statement as well as other documents filed by FoxWayne with the SEC, because these documents will contain important information about FoxWayne and the Extension Proposal. Stockholders may obtain copies of the Extension Proxy Statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to: FoxWayne Enterprises Acquisition Corp., 1 Rockefeller Plaza, Suite 1039, New York, NY 10020, or e-mail: hayley@foxwayne.com.

INVESTOR RELATIONS CONTACT

Investor Relations
Tel: 917-284-8938
investors@foxwayne.com